UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CIM INCOME NAV, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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From: CIM Income NAV, Inc. <CIMIncomeNAVInc@proxypush.com>
Sent: Monday, November 09, 2021, 2:23 PM
To: Michael Hugyo <mhugyo@mediantonline.com>
Subject: CIM INCOME NAV, Inc. 2021 Special Meeting of Stockholders (112293588861)

www.proxypush.com/INAV

Dear Stockholder,

CIM Income NAV, Inc. (“INAV”) has scheduled its 2021 Special Meeting of Stockholders to vote on important proposals related to your investment. The meeting will be held virtually on December 14, 2021, at 11:30 AM Pacific Time at www.proxydocs.com/INAV.

We strongly encourage you to cast your vote now. If you vote immediately, you will help minimize the cost of outreach and you will not receive any additional calls or emails regarding the proposals.

View the proposal information and vote online by clicking on the following link:

http://www.proxypush.com/INAV

Your Voting Control Number is: 112293588861

Thank you for your prompt attention to this matter. CIM Income NAV, Inc.
* Please do not reply to this e-mail. This e-mail is for informational purposes only.